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                                                                  Exhibit 23






                        CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 33-53327,
No. 33-61339, and No. 33-60069) and Form S-8 (No. 2-74004, No. 33-43918, No. 33-
51817, No. 33-51821, No. 33-60037, and No. 33-61703) of E. I. du Pont de Nemours
and Company of our report dated February 14, 1997, appearing on page 28 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K.





/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP



Thirty South Seventeenth Street
Philadelphia, Pennsylvania 19103
March 24, 1997